Exhibit 99.1

Where Food Comes From, Inc. Reports 2021 First Quarter Financial Results

CASTLE ROCK, Colo., May 06, 2021 (GLOBE NEWSWIRE) — Where Food Comes From, Inc. (WFCF) (Nasdaq: WFCF), the most trusted resource for independent, third-party verification of food production practices in North America, today announced financial results for its first quarter ended March 31, 2021.

“We are pleased to report solid growth and improved profitability in the first quarter despite continuing headwinds related to Covid-19,” said John Saunders, chairman and CEO. “Our verification and certification activity is still well below pre-pandemic levels due to restricted access to pork, poultry, egg and dairy customer sites. We are hopeful those restrictions will lessen in the second half of 2021 and our audit activity with these customer segments will begin returning to normal.

“In the meantime, our beef verification business continues to accelerate, driven in part by growing customer interest in our CARE Certified program, which supports ranchers, farmers and processors in their efforts to create continuously improving sustainable practices,” Saunders added. “Late in the first quarter we were proud to announce that the Heinen’s grocery chain became the first retailer to implement WFCF CARE Certified across its beef, pork and poultry products.”

Saunders added, “Our recent up-listing to Nasdaq was another important milestone in the evolution of our Company. Overall, I’m extremely proud of our team’s performance under trying circumstances over the past five quarters. We continue to execute on our long-term strategy to be the preeminent provider of third-party verifications in the agricultural industry.”

First Quarter Results

Revenue in the first quarter increased 14% to $4.4 million from $3.9 million in the first quarter last year. Revenue components included:

●	Verification and certification services, up 16% to $3.3 million from $2.8 million.
●	Product sales, essentially flat year over year at $724,000.
●	Software license, maintenance and support (excluding intercompany sales*) essentially flat at $141,000 from $143,000.
●	Software-related consulting services (excluding intercompany sales*), up 29% to $312,000 from $241,000.

*(Under segment accounting rules, the Company must reflect the impact of intercompany sales in its software sales and consulting revenue segment. Intercompany sales include the provision by the Company’s SureHarvest subsidiary of software and services to Where Food Comes From, Inc. to support Company-wide technology initiatives not directly related to SureHarvest. For more information, refer to the Results of Operations section of the Company’s Form 10-Q.)

Gross profit (excluding intercompany sales*) increased 16% year over year to $1.9 million from $1.6 million due to the increased revenue base. Gross margin increased to 41.9% from 41.2% year over year.

Sales, general and administrative expenses in the first quarter were down 10% year over year to $1.8 million from $2.0 million due to a reduction in marketing costs.

Net income in the first quarter, inclusive of $1.0 million in PPP loan forgiveness, was $1.2 million, or $0.19 per share, compared to a net loss of $0.2 million, or $0.04 per share, in the same quarter last year.

Adjusted EBITDA in the first quarter was $348,000 versus an adjusted EBITDA loss of $44,000 in the first quarter last year.

The Company generated approximately $1.2 million in net cash from operations in the first quarter, up from $0.9 million in the same quarter last year.

Cash and cash equivalents at March 31, 2021, were up 14% to $5.0 million from $4.4 million at 2020 year end.

Conference Call

The Company will conduct a conference call today at 10:00 a.m. Mountain Time.

Call-in numbers for the conference call:

Domestic Toll Free: 1-877-407-8289

International: 1-201-689-8341

Conference Code: 13719270

Phone replay:

A telephone replay of the conference call will be available through May 20, 2021, as follows:

Domestic Toll Free: 1-877-660-6853

International: 1-201-612-7415

Conference Code: 13719270

About Where Food Comes From, Inc.

Where Food Comes From, Inc. is America’s trusted resource for third party verification of food production practices. Through proprietary technology and patented business processes, the Company supports more than 15,000 farmers, ranchers, vineyards, wineries, processors, retailers, distributors, trade associations, consumer brands and restaurants with a wide variety of value-added services. Through its IMI Global, Validus Verification Services, SureHarvest, WFCF Organic (previously known as A Bee Organic), International Certification Services and Postelsia units, Where Food Comes From solutions are used to verify food claims, optimize production practices and enable food supply chains with analytics and data driven insights. In addition, the Company’s Where Food Comes From® retail and restaurant labeling program uses web-based customer education tools to connect consumers to the sources of the food they purchase, increasing meaningful consumer engagement for our clients.

*Note on non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles (“GAAP”). The term “EBITDA” refers to a financial measure that we define as earnings (net income or loss) plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing WFCF’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net income in the Consolidated Statements of Income table at the end of this release. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

CAUTIONARY STATEMENT

This news release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk. Forward-looking statements are inherently uncertain, and actual events could differ materially from the Company’s predictions. Important factors that could cause actual events to vary from predictions include those discussed in our SEC filings. Specifically, statements in this news release about industry leadership and demand for, and impact and efficacy of, the Company’s products and services on the marketplace; and expectations for a lessening of customer visit restrictions in 2021 are forward-looking statements that are subject to a variety of factors, including availability of capital, personnel and other resources; competition; governmental regulation of the agricultural industry; the market for beef and other commodities; and other factors. Financial results for the first quarter are not necessarily indicative of future results. Readers should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update its forward-looking statements to reflect new information or developments. For a more extensive discussion of the Company’s business, please refer to the Company’s SEC filings at www.sec.gov.

Contact:

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

303-880-9000
jay@pfeifferhigh.com

Where Food Comes From, Inc.
Statements of Income (Unaudited)

	Three months ended March 31,
(Amounts in thousands, except per share amounts)	2021	2020
Revenues:
Verification and certification service revenue	$3,263	$2,803
Product sales	724	725
Software license, maintenance and support services revenue	141	143
Software-related consulting service revenue	312	241
Total revenues	4,440	3,912
Costs of revenues:
Costs of verification and certification services	1,793	1,534
Costs of products	457	502
Costs of software license, maintenance and support services	100	146
Costs of software-related consulting services	228	120
Total costs of revenues	2,578	2,302
Gross profit	1,862	1,610
Selling, general and administrative expenses	1,773	1,964
Income/(loss) from operations	89	(354)
Other income/(expense):
Dividend income from Progressive Beef	30	30
Other income, net	1	2
Loan forgiveness from Paycheck Protection Program	1,037	-
Gain on sale of assets	9	-
(Loss)/gain on foreign currency exchange	(2)	3
Interest expense	(3)	(2)
Income/(loss) before income taxes	1,161	(321)
Income tax expense/(benefit)	11	(80)
Net income/(loss)	$1,150	$(241)

Per share - net income/(loss):
Basic	$0.19	$(0.04)
Diluted	$0.19	$(0.04)

Weighted average number of common shares outstanding:
Basic	6,136	6,237
Diluted	6,231	6,237

Where Food Comes From, Inc.
Calculation of Adjusted EBITDA*
(Unaudited)
	Three months ended March 31,
(Amounts in thousands)	2021	2020

Net income / (loss)	$1,150	$(241)
Adjustments to EBITDA:
Interest expense	(3)	(2)
Income tax benefit / (expense)	11	(80)
Depreciation and amortization	202	233
EBITDA*	1,360	(90)
Adjustments:
Loan forgiveness	(1,037)	-
Stock-based compensation	25	31
Cost of acquisitions	-	15
ADJUSTED EBITDA*	$348	$(44)

*Use of Non-GAAP Financial Measures: Non-GAAP results are presented only as a supplement to the financial statements and for use within management’s discussion and analysis based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of the Company’s financial performance, but non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided herein.

All of the items included in the reconciliation from net income to EBITDA and from EBITDA to Adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles, stock-based compensation, etc.) or (ii) items that management does not consider to be useful in assessing the Company’s ongoing operating performance (e.g., M&A costs, income taxes, gain on sale of investments, loss on disposal of assets, etc.). In the case of the non-cash items, management believes that investors can better assess the Company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect the Company’s ability to generate free cash flow or invest in its business.

We use, and we believe investors benefit from the presentation of, EBITDA and Adjusted EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Because not all companies use identical calculations, the Company’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the Company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures.

Where Food Comes From, Inc.
Balance Sheets (Unaudited)

	March 31,	December 31,
(Amounts in thousands, except per share amounts)	2021	2020
Assets
Current assets:
Cash and cash equivalents	$4,996	$4,374
Accounts receivable, net of allowance	1,866	2,508
Prepaid expenses and other current assets	973	592
Total current assets	7,835	7,474
Property and equipment, net	1,689	1,616
Operating lease right-of-use assets, net	2,960	3,030
Investment in Progressive Beef	991	991
Intangible and other assets, net	2,858	2,948
Goodwill, net	2,946	2,946
Deferred tax assets, net	409	443
Total assets	$19,688	$19,448

Liabilities and Equity
Current liabilities:
Accounts payable	$675	$649
Accrued expenses and other current liabilities	908	599
Deferred revenue	1,335	1,132
Current portion of long term debt	-	463
Current portion of finance lease obligations	12	13
Current portion of operating lease obligations	275	268
Total current liabilities	3,205	3,124
Long term debt, net of current portion	-	572
Finance lease obligations, net of current portion	29	31
Operating lease obligation, net of current portion	3,186	3,257
Total liabilities	6,420	6,984

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.001 par value; 95,000 shares authorized; 6,475 (2021) and 6,456 (2020) shares issued, and 6,107 (2021) and 6,118 (2020) shares outstanding	6	6
Additional paid-in-capital	11,677	11,612
Treasury stock of 367 (2021) and 338 (2020) shares	(3,113)	(2,702)
Retained earnings	4,698	3,548
Total equity	13,268	12,464
Total liabilities and stockholders’ equity	$19,688	$19,448